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EXHIBIT 10.5

                               AMENDMENT NO. 1 TO
                           APROPOS TECHNOLOGY, INC.
              2000 OMNIBUS INCENTIVE PLAN, AS AMENDED AND RESTATED

         The 2000 Apropos Technology, Inc. 2000 Omnibus Incentive Plan, as Amended and Restated (the "Plan") is amended as follows: Section 4 of the Plan is amended to increase the number of shares authorized for issuance under the Plan by 2,400,000 shares.